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                                                                       EXHIBIT 5


                                August 22, 1996


The Board of Directors
GeoStrat Resources, Inc.
222 Pennbright, Suite 200
Houston, Texas  77090

Gentlemen:

     You have requested our opinion as to the legality of the issuance of the shares (the "Shares") of the Common Stock ($.01 par value) of GeoStrat Resources, Inc. (the "Company"), which are the subject of a Registration Statement on Form S-4 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission ("SEC") pursuant to the Securities Act of 1933, as amended, and which will be issued to holders of Series A Senior Preferred Stock of TGX Corporation ("TGX") pursuant to a Merger of TGX into the Company. You have also requested our opinion as to whether the Shares, to be issued, or will be when issued, fully-paid and non-assessable.

     We have examined the Certificate of Incorporation of the Company, the Bylaws of the Company, the Plan of Merger between TGX and the Company, and such other corporate records, documents, and proceedings (including the Resolutions adopted by the Board of Directors of the Company in connection with the issuance and delivery of the Shares) as we have deemed necessary for the purposes of this opinion.

     On the basis of the foregoing, it is our opinion that the Shares to be issued by the Company pursuant to the Merger and the Registration Statement have been duly and validly authorized by all necessary corporate action of the Company, and such Shares, subject to the completion of the Merger, in accordance with its terms, will be duly and validly issued, fully-paid, and non-assessable shares of common stock of the Company.

     We know that we are named in the Registration Statement, and we hereby consent to the use of our name in the Registration Statement and to the filing of this opinion as Exhibit 5 to the Registration Statement.


                                     Very truly yours,

                                     WINSTEAD SECHREST & MINICK P.C.



                                     By: /s/ Arthur S. Berner
                                        ------------------------------------
                                         Arthur S. Berner, for the Firm